Exhibit 99.1

For further information:
Media Contact:
Amy Yuhn
312-564-1378
ayuhn@theprivatebank.com

Investor Relations Contact:
Tracy Kessner
312-564-1467
tkessner@theprivatebank.com

For Immediate Release

PrivateBancorp, Inc. to Present at J.P. Morgan SMid Cap Conference

CHICAGO, November 16, 2011 – PrivateBancorp, Inc. (NASDAQ: PVTB) today announced it will present at the J.P. Morgan SMid Cap Conference in New York on Thursday, December 1, 2011, at 11a.m. Eastern Time.  A live webcast of this presentation will be available at the following address: http://jpmorgan.metameetings.com/webcasts/smidcap11/directlink?ticker=PVTB.  Investors may also access the webcast for the presentation at the Company’s website at www.theprivatebank.com during the conference time and for 30 days following the conference date.

About PrivateBancorp, Inc.

PrivateBancorp, Inc., through its subsidiaries, delivers customized business and personal financial services to middle-market companies, as well as business owners, executives, entrepreneurs and families in all of the markets and communities we serve. As of September 30, 2011, the Company had 34 offices in 10 states and $12.0 billion in assets. Our website is www.theprivatebank.com.

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